UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 27, 2020

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
         Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(866) 952-1647
Registrant’s Telephone Number, Including Area Code
         Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 27, 2020, the Board of Directors of DLH Holdings Corp. (the “Company”), adopted amended and restated By-Laws (the “Amended and Restated By-Laws”) which became effective immediately. Among other changes, the amendments set forth in the Amended and Restated By-Laws update the advance notice procedures and related information requirements in connection with shareholder proposals and director nominations at annual meetings. Under the amendments, Sections 2.7 and 3.4 of the Amended and Restated By-Laws require shareholders, and each person acting in concert, to provide the Company with, among other things: (i) information about their economic and voting interests in Company securities; (ii) a description of any arrangement with respect to the proposal or nomination; and (iii) with respect to director nominations, additional information concerning the nominee.

Additionally, Section 6.10 was added to the Amended and Restated By-Laws, which provides for the Company’s ability to adopt emergency by-laws in accordance with relevant provisions of the New Jersey Business Corporation Act. Section 6.11 was also added to the Amended and Restated By-Laws and provides that unless the Company consents to selection of an alternative forum, the federal and state courts in New Jersey shall, to the extent permitted by law, be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company, or a breach of the Company’s Certificate of Incorporation or By-Laws; (iii) any action asserting a claim arising pursuant to the New Jersey Business Corporation Act or the Company’s Certificate of Incorporation; (iv) any other state law claim brought by one or more shareholders against the Company, its directors or officers; or (v) any other action governed by the internal affairs doctrine of the State of New Jersey.

Further, Article IV of the Amended and Restated By-Laws includes administrative and technical changes to the procedures and other aspects concerning the designation and operation of committees of the Board. Article IX of the Amended and Restated By-Laws includes changes to the procedures applicable to, and the scope of, the Company’s ability to provide for indemnification of its directors, officers, and employees. In addition, administrative and ministerial changes were made throughout the Amended and Restated By-Laws, including provisions relating to the adjournment or postponement of shareholder meetings, the ability of directors to act without a meeting by providing consents in writing or by electronic transmission, the specific roles and obligations of various corporate officers, and new sections regarding the ability to provide notices by electronic transmission.

The foregoing description of the Company’s Amended and Restated By-Laws is qualified in all respects by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being filed as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

3.1	Amended and Restated By-Laws of DLH Holdings Corp.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: August 31, 2020

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